Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-1 filed pursuant to Rule 462(b) of the Securities Act of 1933, as amended, of our report dated August 31, 2017, included in Registration Statement on Form S-1 (No. 333-220805), as amended, and to the reference to our firm under the heading “Experts” in the prospectus included in such Registration Statement.

Crowe Horwath LLP

Livingston, New Jersey

November 7, 2017